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                                                               Exhibit (e) (11)

                                                           NEW BUSINESS REISSUE
                                                       SUPPLEMENTAL APPLICATION
                                                  FOR INDIVIDUAL LIFE INSURANCE

LOGO [AIG]

[_] AMERICAN GENERAL LIFE INSURANCE COMPANY, 2727-A Allen Parkway, Houston, TX 77019
[_] THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, One World Financial Center, 200 Liberty St., New York, NY 10281
A member of American International Group, Inc. (AIG)

In this form, the "Company" refers to the insurance company whose name is checked above. The Company shown above is SOLELY responsible for the obligation and payment of benefits under any policy that it may issue. No other Company is responsible for such obligations or payments.
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DIRECTIONS: Use this form to request changes to a newly issued policy during the Company's standard reissue period. If being used at time of policy delivery, this form MUST accompany the signed delivery requirements, if applicable, and be submitted during the Policy's "free look" period.

IMPORTANT: Universal Life and Variable Universal Life products require a newly signed illustration/quotation for any changes to these policies.

Changes in policy effective date, issue age, face/specified amount, Death Benefit Option or other coverage may result in additional underwriting and/or costs.

Upon receipt of a completed New Business Reissue Supplemental Application, it will be reviewed for accuracy and completeness. Certain changes require underwriting approval before the policy can be reissued. If this is the case, an underwriter will review the request.

   . If the request is approved, the changes will be applied and a confirmation will be provided.

   . If the request is not approved, the agent will be contacted to determine how to proceed.

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SECTION A - INFORMATION (PRIMARY & OTHER INSURED). COMPLETE THIS SECTION FOR
ALL REQUESTS.

Policy #  _________________________________

PRIMARY INSURED:

First Name  _______________________ MI _______ Last Name _____________________

Social Security # ____________________________ Date of Birth _________________

OTHER INSURED, IF APPLICABLE:

First Name  _______________________ MI _______ Last Name _____________________

Social Security # ____________________________ Date of Birth _________________

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SECTION B - POLICY CHANGES. CHECK APPROPRIATE BOX(ES) AND COMPLETE THE
ADDITIONAL REQUESTED INFORMATION.

[_] Change Policy Effective Date

      [_] Save Age     [_] Redate Policy to: __________________ (date)

[_] Change Term Policy Duration

      [_] Change duration of term policy to: __________________ (years)

[_] Change Face/Specified Amount of Policy

      [_] Increase to: $_________________

      [_] Decrease to: $_________________

[_] Change Death Benefit Option (For UL & VUL only)

      [_] Level   [_] Increasing

[_] Change Death Benefit Compliance Test (For UL & VUL only)

      [_] Guideline Premium   [_] Cash Value Accumulation

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SECTION C - ADD, CHANGE OR REMOVE A RIDER OR BENEFIT. CHECK APPROPRIATE BOX(ES)
AND COMPLETE THE ADDITIONAL REQUESTED INFORMATION.

               ACTION                           RIDER/BENEFIT NAME            RIDER/BENEFIT OPTIONS (Amount, Units, %, Other)
------------------------------------------------------------------------------------------------------------------------------
[_] Add
[_] Change
[_] Remove
------------------------------------------------------------------------------------------------------------------------------
[_] Add
[_] Change
[_] Remove
------------------------------------------------------------------------------------------------------------------------------

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SECTION D - PREMIUM OR BILLING CHANGE. CHECK APPROPRIATE BOX(ES) AND COMPLETE
THE ADDITIONAL REQUESTED INFORMATION.

[_] Change payment frequency to:
     [_] Annual [_] Semi-annual [_] Quarterly [_] Monthly (Bank Draft Only)
[_] Change payment method to:
     [_] Direct Billing [_] Bank Draft (Complete Bank Draft Authorization)
     [_] Credit Card - Initial Premium Only (Complete Credit Card Authorization)
     [_] List Bill: Number ____________ [_] Other (Please explain) _____________
[_] Change modal premium payment to: $____________ (UL & VUL only) - Requires new Quotation/Illlustration

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SECTION E - REQUIRED SIGNATURES. COMPLETE THIS SECTION FOR ALL REQUESTS.

I represent, on behalf of myself and any person who may have been proposed for insurance, that to the best of my knowledge and belief:
    1. There have been no changes to my occupation nor have I become unemployed since the date of the application; or
    2. Neither I nor any other proposed insured has, since the date of the application:
       a. Consulted a licensed health care provider or received medical or surgical advice or treatment; or
       b. Acquired any knowledge or belief that any representation in the application, including information provided or an answer to a question, is now inaccurate, incomplete, or untrue.

Exceptions:

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IN THE EVENT ANY EXCEPTION IS NOTED HEREIN, THE POLICY WILL NOT BE IN FORCE
UNTIL THE COMPANY APPROVES THIS NEW BUSINESS REISSUE SUPPLEMENTAL APPLICATION.

AGREEMENT: All of the above answers are full, complete and true to the best of my knowledge and belief, and are a continuation of, and form a part of, the application for insurance.

FRAUD: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Owner Signature                                           Other Proposed Insured Signature
--------------------------------------------------------  --------------------------------------
 X                                                        X
--------------------------------------------------------  --------------------------------------
Owner Title ___________________________________________   (If under age 16 and coverage exceeds
    (If Corporate Officer or Trustee)                     $500,000, signature of both parents
                                                          required.)
OWNER SIGNED ON (date) _______________________
PRIMARY PROPOSED INSURED SIGNATURE
(if other than Owner)
--------------------------------------------------------
X
--------------------------------------------------------
(If under age 16, signature of parent or guardian)

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